Exhibit 10.1

AMENDMENT NO. 1 TO CAPITAL ACCESS AGREEMENT

This Amendment No. 1 to the Capital Access Agreement dated June 10, 2016 (this “Amendment”), between Immune Pharmaceuticals Inc., a Delaware corporation having its principal place of business at 430 East 29th Street, Suite 940, New York, NY 10016 (“Immune”), and Regatta Select Healthcare LLC, a Delaware limited liability company, having its principal place of business at 18 Lafayette Place, New York, NY 10017 (“Regatta), and together with Immune, the “Parties,” and each, a “Party”).

WHEREAS, the Parties have entered into a Capital Access Agreement (the “Existing Agreement”), dated April 19, 2016;

WHEREAS, the Parties hereto desire to amend the Existing Agreement to amend the terms of Section 5(e) on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 12(e) of the Existing Agreement, the amendment contemplated by the Parties must be contained in a written agreement signed by each Party.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.          Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.          Amendments to the Existing Agreement. As of the Effective Date (defined below), the Existing Agreement is hereby amended or modified as follows:

(a)          Section 5(e) of the Existing Agreement is hereby amended by deleting the entire Section 5(e) and replacing it with the following language:

“(e) Sale of New Securities. During the Term, and for a period of one (1) year thereafter, if the Company executes an agreement to sell any New Security (as hereinafter defined) of the Company to any third party, at a lower price than the Purchase Price paid by Investor in connection with the Prior Purchase (as defined below), whether or not such equity securities are currently authorized or designated, as well as any rights, options, or warrants to purchase such equity securities, and any securities of any type whatsoever that is, or may become, convertible or exchangeable into or exercisable for such equity securities, then the Company upon each such offering of the New Securities will pay an aggregate of $30,000 to Investor. For the purposes of this Agreement, “New Security” shall mean any fixed price equity securities of the Company sold within (meaning either before or after) 15 days of a Purchase (“Prior Purchase”). For purposes of clarity, an offering means the sale by the Company of securities in one transaction regardless of the number of investors or closing dates provided such closing dates are within five (5) business days of each other. Closings beyond such five (5) business days of each other will be considered a new offering as it relates to the $30,000 fee.

3.          Date of Effectiveness; Limited Effect. This Amendment will be deemed effective on the date first written above (the “Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Existing Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, will mean and be a reference to the Existing Agreement as amended by this Amendment.

4.          Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a)          It has the full right, corporate power and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Amendment.

(b)          The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary corporate action on the part of such Party.

(c)          This Amendment has been executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Party hereto) constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

(d)          EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTIONS 3 AND 4 THE EXISTING AGREEMENT AND IN THIS SECTION 4 OF THIS AMENDMENT, (A) NEITHER PARTY HERETO NOR ANY PERSON ON SUCH PARTY'S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY'S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 4.

5.          Miscellaneous.

(a)          This Amendment is governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions of such State.

(b)          This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.

(c)          The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

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(d)          This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e)          This Amendment constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

(f)          Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accounts and legal counsel).

(g)          As consideration for agreeing to this Amendment, upon execution of this Agreement, the Company shall deliver to Regatta a fee in the amount of Thirty Thousand Dollars ($30,000).

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

REGATTA SELECT HEALTHCARE, LLC

By	/s/ L. Vigdor

Name:	L. Vigdor
Title:	Chief Financial Officer

IMMUNE PHARMACEUTICALS INC.

By	/s/ Daniel G. Teper

Name:	Daniel G. Teper
Title:	Chief Executive Officer

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